UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioVentures Center, 2500 Crosspark Road

Coralville, IA 52241

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2026, SunHydrogen, Inc. (the “Company”) entered into and closed a securities purchase agreement (the “Purchase Agreement”) with NewHydrogen, Inc. (“NewHydrogen”).

Pursuant to the Purchase Agreement, NewHydrogen issued and sold to the Company, in a private placement, 203,650,000 shares of common stock of NewHydrogen and warrants (the “Warrants”) to purchase up to 407,300,000 shares of common stock of NewHydrogen, for an aggregate purchase price of $2,999,764.50 (or $0.01473 per share). The Warrants are exercisable immediately upon issuance for a period of five years and have an exercise price of $0.016203 per share.

The foregoing descriptions of the Purchase Agreement and Warrants are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement
10.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: October 26, 2026	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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